UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of principal executive offices)		(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code:)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Hancock Holding Company (the “Company”) intends to merge the Whitney Bank Savings Plus Plan with and into the Hancock Bank 401(k) Savings and Investment Plan (collectively, the “Plans”). As a result of this merger, participants in both of the Plans will be temporarily unable to make a withdrawal under the Plans, obtain a loan under the Plans, obtain a distribution under the Plans or change investment options under the Plans (the “blackout period”). The blackout period for both of the Plans will begin after the close of the market on December 26, 2012, and it is expected to during the week of January 14, 2013 (and no later than January 18, 2013), unless extended by the Company.

On November 16, 2012, the Company delivered a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity and derivative securities in connection with the blackout period under the Plans. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Hancock Holding Company on November 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

November 16, 2012	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Hancock Holding Company on November 16, 2012.